UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01                           Effective as of August 10, 2005, GTSI entered into an arrangement with Thomas A. Mutryn, GTSI’s chief financial officer, pursuant to which it has agreed to pay to Mr. Mutryn an amount equal to his “EBT bonus” for the second fiscal quarter of 2005, in the amount of $26,672.

On August 11, 2005, GTSI entered into the same arrangement with Scott W. Friedlander, GTSI’s EVP Sales, pursuant to which it has agreed to pay to Mr. Friedlander an amount equal to his “EBT bonus” for the second fiscal quarter of 2005, in the amount of $29,406.

The EBT bonus is a component of each of their compensation packages, payable quarterly if GTSI meets certain metrics regarding its earnings before taxes in a fiscal quarter.  GTSI was not obligated to pay the EBT bonus for the second quarter of 2005 because GTSI’s performance in that quarter did not meet the required metrics.

Under the arrangement, Mr. Mutryn and Mr. Friedlander will be required to repay GTSI the EBT bonus for the second quarter of 2005 if they (i) leave GTSI of their own volition within twelve months of receiving the payment or (ii) are terminated by GTSI for cause, as defined in their change of control agreement, within twelve months of receiving the payment.

Pursuant to similar arrangements, GTSI is paying all eligible employees (other than the Chief Executive Officer) amounts equal to their EBT bonuses for the second quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ THOMAS A. MUTRYN
Thomas A. Mutryn
Senior Vice President and CFO

Date: August 12, 2005